As filed with the Securities and Exchange Commission on May 16, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	3821	94-3018487
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No. )

2711 Citrus Road

Rancho Cordova, California 95742

(916) 858-5100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vivian Liu

Chief Operating Officer

2711 Citrus Road

Rancho Cordova, California 95742

(916) 858-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Curt P. Creely, Esq.	Jeffrey Fessler, Esq.
John Wolfel, Esq.	Sheppard Mullin Richter & Hampton LLP
Foley & Lardner LLP	30 Rockefeller Plaza, 39th Floor
100 North Tampa Street, Suite 2700	New York, New York 10112
Tampa, Florida 33602	Phone: (212) 653-8700
Phone: (813) 229-2300	Fax: (212) 653-8701
Fax: (813) 221-4210

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒ 333-224185

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Units, each Unit consisting of one share of common stock, par value $0.001 per share and one common warrant to purchase one share of common stock(3)	$500,000	$63
(i) Common stock included in the Units(4)	—	—
(ii) Common warrants included in the Units(4)	—	—
Pre-funded Units, each Pre-funded Unit consisting of one pre-funded warrant to purchase one share of common stock and one common warrant to purchase one share of common stock(3)	$500,000	$63
(i) Pre-funded warrants included in the Pre-funded Units(4)	—	—
(ii) Common warrants included in the Pre-funded Units(4)	—	—
Shares of common stock underlying pre-funded warrants included in the Pre-funded Units(3)	—	—
Shares of common stock underlying common warrants included in the Units(3)	$500,000	$63
Shares of common stock underlying common warrants included in the Pre-funded Units(3)	$500,000	$63
Total	$2,000,000	$252

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(o) and 457(g)(2) under the Securities Act of 1933, as amended (the “Securities Act”). Cesca Therapeutics Inc. previously registered securities with a proposed maximum aggregate offering price of $20,000,000 on a Registration Statement on Form S-1 (Registration No. 333-224185), as amended (the "Related Registration Statement"), and paid a fee of $2,490. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-funded Units offered and sold in the offering, and as such the proposed maximum aggregate offering price of the Units and Pre-funded Units (including the common stock issuable upon exercise of the pre-funded warrants included in the Pre-funded Units), if any, is $500,000.

(4)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(B) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Cesca Therapeutics Inc. (the "Company") is filing this registration statement with the Securities and Exchange Commission, or SEC, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-224185), which was originally filed with the SEC on April 6, 2018 and declared effective on May 16, 2018 (the "Registration Statement").

We are filing this registration statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $2,000,000. The information set forth in the Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

EXHIBIT INDEX

Exhibit No.	Document Description
5.1	Opinion of Foley & Lardner LLP (filed herewith)

23.1	Consent of Marcum LLP, independent registered public accounting firm (filed herewith)

23.2	Consent of Moss Adams LLP, independent auditors (filed herewith)

23.3	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

24.1	Power of Attorney (Incorporated by reference to Exhibit 24.1 to Form S-1 filed with the SEC on April 6, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on this 16th day of May, 2018.

Cesca Therapeutics Inc.

By:	/s/ Xiaochun Xu
Xiaochun “Chris” Xu, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaochun Xu	Chief Executive Officer and Chairman of the Board	May 16, 2018
Xiaochun “Chris” Xu	(Principal Executive Officer)

/s/ Jeff Cauble	Principal Financial and Accounting Officer	May 16, 2018
Jeff Cauble	(Principal Financial Officer and Principal Accounting Officer)

/s/ Vivian Liu	Chief Operating Officer and Director	May 16, 2018
Vivian Liu

*	Director	May 16, 2018
Russell Medford

*	Director	May 16, 2018
Joseph Thomis

*	Director	May 16, 2018
Mark Westgate

*	Director	May 16, 2018
James Xu

*By:  /s/ Xiaochun Xu

Xiaochun “Chris” Xu, as attorney-in-fact